                                                                   EXHIBIT 99.01
[LOGO DEL GLOBAL TECHNOLOGIES CORP]

                              FOR IMMEDIATE RELEASE

             DEL GLOBAL TECHNOLOGIES ANNOUNCES FINAL SEC APPROVAL OF
                         PREVIOUSLY ANNOUNCED SETTLEMENT

VALHALLA,  NY - June 1,  2004 -- DEL  GLOBAL  TECHNOLOGIES  CORP.  (DGTC)  ("Del
Global") today announced that it has obtained final approval from the Securities and Exchange Commission ("SEC") regarding the settlement of previously announced claims  against the Company in  connection  with the  restatement  of  financial statements  filed by former  management  for the fiscal  years 1997  through the third  quarter  of fiscal  2000.  The terms of the  settlement  are  subject  to approval by the United States  District  Court for the Southern  District of New
York.

Walter F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global,
commented,  "We are  delighted to bring this matter to a close and, in doing so, remove  another layer of investor  uncertainty.  Our energies  remain focused on strengthening Del Global's operations and enhancing shareholder value."

As previously  announced,  Del Global signed a consent decree with the SEC Staff regarding  this  matter  in  December  2003.  The  terms of the  settlement  are unchanged from those previously  disclosed,  including the payment by Del Global of a civil  penalty of $400,000.  Del Global  recognized  this expense in Fiscal
2003.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable x-ray systems,  radiographic/ fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical  industrial  applications.  Industrial applications  for which Del Global  supplies power  subsystems  include  airport
explosives   detection,   analytical   instrumentation,   semiconductor  capital
equipment and energy exploration.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to, the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital  facilities;  favorable  determinations  in various legal and regulatory matters;  the ability of Del Global to meet its obligations  under the agreement in principle with the U.S.  Government  regarding the proposed settlement of the
DoD matter;  the ability of Del Global to avoid a debarment  from doing business with the U.S.  Government;  and favorable  general economic  conditions.  Actual results  could  differ  materially  from  those  expressed  or  implied  in  the forward-looking  statements.  Important  assumptions and other important factors that  could  cause  actual  results  to  differ  materially  from  those  in the forward-looking  statements  are  specified  in the  Company's  filings with the
Securities and Exchange Commission.

CONTACT:                                         INVESTOR RELATIONS:
Del Global Technologies Corp.                    The Equity Group Inc.
Walter F. Schneider, President                   Devin Sullivan  (212) 836-9608
   & Chief Executive Officer                     Adam Prior (212) 836-9606
Thomas V. Gilboy, Chief Financial Officer
(914) 686-3600